                          FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
August 15, 2006, among Greenville Tube Company, a Delaware corporation (the
"Guaranteeing Subsidiary"), a subsidiary of RathGibson, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other
Guarantors (as defined in the Indenture referred to herein), if any, and The
Bank of New York, as trustee under the Indenture referred to below (the
"Trustee").

                                   WITNESSETH

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 7, 2006 providing for the issuance of 11.25% Senior Notes due 2014 (the "Notes");

     WHEREAS, the Indenture provides that under certain circumstances the
Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the
Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

     3. No RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, partner, manager, incorporator (or Persons forming a limited liability company), stockholder or agent or member of the Guaranteeing
Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the
Indenture, the Registration Rights Agreement or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note and a Note
Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.
Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL
GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT
TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION
OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     5. COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental
Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

                                        2

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

     Dated: August 15, 2006

                                        GREENVILLE TUBE COMPANY

                                        By: /s/ Harley B. Kaplan
                                            ------------------------------------
                                        Name: Harley B. Kaplan
                                        Title: President

                      Signature Page to First Supplemental
                                    Indenture

                                        RATHGIBSON, INC.

                                        By: /s/ Harley B. Kaplan
                                            ------------------------------------
                                        Name: Harley B. Kaplan
                                        Title: President and CEO

                      Signature Page to First Supplemental
                                    Indenture

                                        THE BANK OF NEW YORK,
                                        as Trustee

                                        By: /s/ Geovanni Barris
                                            ------------------------------------
                                        Name: GEOVANNI BARRIS
                                        Title: VICE PRESIDENT

                      Signature Page to First Supplemental
                                    Indenture